UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36709

Delaware	20-5551000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2022, Sientra, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, acting as the underwriter named therein (the “Underwriter”) pursuant to which the Company issued and sold 17,785,000 shares of the Company’s Common Stock, including 5,217,390 shares issued pursuant to the Underwriter’s full exercise of its option to purchase additional shares, pre-funded warrants to purchase up to 22,214,990 shares of Common Stock and warrants to purchase 39,999,990 shares of Common Stock, including 5,217,390 shares issued pursuant to the Underwriter’s full exercise of its option to purchase additional warrants (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option (the “Overallotment Option”), exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 5,217,390 shares of common stock and additional warrants to purchase 5,217,390 shares of common stock. The Underwriter fully exercised the Overallotment Option on October 21, 2022. The price to the public in the Offering was $0.38 per share of common stock and warrant and $0.37 per pre-funded warrant and warrant, before underwriting discounts and commissions. The net proceeds to the Company from the Offering were approximately $13.7 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The transactions contemplated by the Underwriting Agreement, including the full exercise of the Underwriter’s Overallotment Option to purchase additional shares and warrants, closed on October 25, 2022.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264888), which became effective on May 27, 2022, as supplemented by a preliminary and final prospectus supplement thereunder, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement, the form of Pre-Funded Warrant and the form of Warrant, are filed as Exhibit 1.1, 4.1 and 4.2 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement the form of Pre-Funded Warrant and the form of Warrant are qualified in its entirety by the Underwriting Agreement the form of Pre-Funded Warrant and the form of Warrant.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

Item 8.01 Other Events.

On October 18, 2022, the Company issued a press release announcing the proposed Offering of its securities. A copy of this press release is attached as Exhibit 99.1 hereto On October 21, 2022, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 21, 2022, by and between Sientra, Inc. and Craig-Hallum Capital Group LLC

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated October 18, 2022, titled “Sientra Announces Proposed Public Offering”

99.2	Press Release, dated October 21, 2022, titled “Sientra Announces Pricing of $13.2 Million Public Offering of Common Stock”

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: October 27, 2022	By:	/s/ Ronald Menezes

Ronald Menezes
President and Chief Executive Officer